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                                                                  EXHIBIT (d)(3)

                          WYNDHAM INTERNATIONAL, INC.
                        RESTRICTED UNIT AWARD AGREEMENT

                         Dated as of __________, 200_


     Wyndham International, Inc., a corporation organized under the laws of Delaware (the "Company"), hereby awards to _______________ (the "Participant"), as of the date hereof (the "Award Date"), an Award (the "Award") of ________ Restricted Units ("Restricted Units"), each such Restricted Unit covering the right to receive one share of Class A Common Stock of the Company, subject to the terms and conditions set forth below. Such grant is pursuant to the Second Amendment and Restatement of the Wyndham International, Inc. 1997 Incentive Plan (the "Plan").

1.   Award Subject to Acceptance of Agreement.  The Award shall not be valid and
     ----------------------------------------
     binding unless the Participant accepts this Agreement by executing it in the space provided below and returning such original execution copy to the Company.

2.   Vesting of Award.  Except as set forth below in this Agreement, and subject
     ----------------
     to the discretion of the Committee or the Board of Directors to accelerate the vesting schedule ("Vesting Schedule") hereunder, this Award shall be vested and nonforfeitable with respect to the indicated number of Restricted Units on the dates indicated in the following Vesting Schedule provided the Participant has remained employed by the Company or an Affiliate to such date:


          ----------------------------------------------------------------
           Number of Restricted Units
               Subject to Vesting             Date Restrictions Lapse
          ----------------------------------------------------------------
                    ______                 3rd anniversary of  Award Date
          ----------------------------------------------------------------
                    ______                 4th anniversary of Award Date
          ----------------------------------------------------------------
                    ______                 5th anniversary of Award Date
          ----------------------------------------------------------------

          In the event of a Change in Control of the Company after the date hereof during the Participant's employment with the Company, the vesting date for any Restricted Units which have not yet vested shall be accelerated to the first anniversary of the Change in Control provided the Participant has remained employed by the Company or an Affiliate to such first anniversary.

          If in connection with any such Change in Control, the outstanding shares of Class A Common Stock are changed into or exchanged for stock or other securities of any other corporation or entity or cash or any other property, whether by merger, consolidation, amalgamation, liquidation or otherwise (each a "Transaction"), then proper provision shall be made so that upon consummation of such Transaction:
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          (a)  each Restricted Unit covered by this Award shall thereafter represent, in lieu of the right to receive a share of Class A Common Stock, the right to receive the stock, other securities, cash and/or other property to which a Participant would have been entitled upon consummation of such Transaction if such Restricted Unit had been vested and a certificate for such share of Class A Common Stock had been delivered to the Participant pursuant to
               Section 5(b) hereof immediately prior to such consummation (or, if applicable, any record date with respect to such Transaction);

          (b) the Company or other corporation or entity surviving such Transaction shall within 15 days of consummation of such Transaction place such stock, other securities, cash and/or other property to which the Participant would have been so entitled in escrow [with an independent third party escrow agent]* (the "Escrow") and shall cause the Escrow to be maintained until the earlier of the date of the vesting of the Restricted Unit or the date such Restricted Unit is otherwise terminated or forfeited;

          (c) in the event of a decline in the value of such stock or other securities between (i) the date of consummation of the Transaction or if all holders of Class A Common Stock who receive stock or other securities in the Transaction are restricted from reselling such stock or other securities for a period of time after the consummation of the Transaction, then the earliest date on which such restriction lapses (the later of the consummation date and, if applicable, the earliest date of termination of such restriction being the "Commencement Date") and (ii) the date of vesting of such Restricted Unit (whether on the first anniversary of the Change in Control or earlier as provided in the Vesting Schedule or in Section 3 below), the Participant shall be entitled to receive, in addition to such stock or other securities, cash in an amount equal to the difference between the market value of such stock or other securities on the Commencement Date and the market value of such stock or other securities on the date of vesting;

          (d) the Company or other corporation or entity surviving such Transaction shall within 15 days of the Commencement Date place in the Escrow an appropriate hedging instrument or instruments covering any such decline in the market value of such stock or other securities between the Commencement Date and the vesting date or otherwise place in the Escrow cash in an amount sufficient to cover any such decline; and

          (e) the issuer of any such stock or other securities shall promptly file a registration statement under the Securities Act of 1933, as amended (the "Act"), with respect to the stock or other securities receivable upon vesting of a Restricted Unit and shall use its best efforts to cause such

____________________

* In lieu of the bracketed language, the following language will be inserted in the Restricted Unit Award Agreement of those executives who also received restricted unit awards on April 12, 2001: "pursuant to arrangements that are mutually acceptable to the Company or other corporation or entity surviving such Transaction and the Participant".

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               registration statement to become and remain effective such that upon vesting of the Restricted Units, such stock or other securities received by the Participant shall not be "restricted securities" within the meaning of Rule 144(a) under such Act.

          The Company shall not be a party to any Transaction unless prior to consummation thereof, each corporation (other than the Company) or other entity which may be required to deliver (or, as applicable, register) any stock, securities, cash or other property in connection with the vesting of Restricted Units shall assume, by written instrument, a copy of which shall be delivered to the Participant, the obligation to so deliver to the Participant (or to so register) such shares of stock, securities, cash or property in connection with such vesting and to comply with the other provisions of this Award.

3.   Termination of Employment.  If the Participant's employment by the Company
     -------------------------
or an Affiliate is terminated prior to the dates the restrictions lapse as set forth above, the Participant shall forfeit all Restricted Units which have not yet vested, except as provided below. Any transfer of employment from the Company to an Affiliate shall not be deemed to be a termination of employment for purposes of this Agreement.

     (a)  Termination Due to Death. If the Participant's employment terminates
          ------------------------
          by reason of death prior to the dates the restrictions lapse as set forth above, then the additional number of Restricted Units that would vest on the next vesting date set forth in the Vesting Schedule in
          Section 2 on or following the date of death shall vest on the date of death. Any remaining unvested portion of the Award that is not so vested on the date of death shall terminate immediately and Participant's estate shall have no further rights or interest therein.

     (b)  Termination Due to Disability. If the Participant's employment
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          terminates by reason of disability as described in Subparagraph 6(b)
          of the Employment Agreement between the Participant and the Company (as the same may be amended from time to time, the "Employment Agreement") prior to the dates the restrictions lapse as set forth above, then the additional number of Restricted Units that would vest on the next vesting date set forth in the Vesting Schedule in Section 2 on or following the date of termination shall vest on the date of termination. Any remaining unvested portion of the Award that is not so vested on the date of termination shall terminate immediately and Participant shall have no further rights or interest therein.

     (c)  Termination for Cause or Without Good Reason. If the Participant's
          --------------------------------------------
          employment is terminated by the Company or an Affiliate for Cause (as defined in the Employment Agreement) or if the Participant terminates his employment for any reason other than Good Reason (as defined in the Employment Agreement), the unvested portion of the Award shall terminate immediately and the Participant shall have no further rights or interest therein.

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     (d)  Termination without Cause or for Good Reason. The following provisions
          --------------------------------------------
          shall apply if the Participant's employment is terminated by the Company or an Affiliate without Cause (as defined in the Employment Agreement) or the Participant terminates his employment for Good
          Reason (as defined in the Employment Agreement):

          (i) if such termination occurs (x) after the Company has executed a letter of intent or a definitive agreement relating to a transaction that would constitute a Change in Control and (y) on or prior to the date of a Change in Control occurring within [12] [18] [24]* months after the date of execution of such letter of intent or definitive agreement, then Participant shall continue to vest in accordance with the Vesting Schedule as set forth in Section 2 until such Change in Control, at which time Participant shall become fully vested in all the Restricted Units,

          (ii) if such termination occurs after a Change in Control but on or prior to the first anniversary of the Change in Control, then the Participant shall become fully vested in all the Restricted Units upon such termination, and

          (iii) if such termination occurs at any time other than as specified in Sections 3(d)(i) and (d)(ii) above, then the Award shall continue to vest in accordance with the Vesting Schedule as set forth in Section 2 for an additional [12] [18] [24] months and any portion of the Award that is not vested at the end of such [12] [18] [24]* months shall terminate immediately and the Participant shall have no further rights or interest therein.

          Notwithstanding the foregoing, if the Participant breaches any of the provisions contained in Paragraphs 4 or 5 of the Employment Agreement,
          (i) any portion of the Award that will vest by virtue of this Section 3(d) shall immediately terminate upon any such breach and the Participant shall have no further rights or interest therein, and (ii) to the extent any portion of the Award has vested by virtue of this
          Section 3(d), the Participant shall be required upon any such breach to pay to the Company the fair market value per share of Class A Common Stock on the date of vesting, multiplied by the number of shares of Class A Common Stock received by the Participant (or after a Transaction the aggregate fair market value on the date of vesting of the stock, other securities, cash and/or other property received by the Participant upon such vesting).

___________________

* The number of months shall be equal to the number of months over which the Severance Amount (as defined in the Participant's Employment Agreement) is payable to the Participant pursuant to the Employment Agreement.

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4.   Incorporation of Plan.  Notwithstanding anything herein to the contrary,
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     this Award shall be subject to and governed by all the terms and conditions of the Plan. Capitalized terms in this Agreement shall have the meaning specified in the Plan, unless a different meaning is specified herein. In the event of any conflict between any provisions in the Plan and the provisions in this Agreement, the provisions of the Plan shall govern.

5.   Additional Terms and Conditions of Award.
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     (a)  Non-Transferability of Award. The Restricted Units shall not be
          ----------------------------
          assignable or transferable by Participant other than by will and the laws of descent and distribution until the restrictions on the Restricted Units lapse. The Restricted Units shall not otherwise be transferred, assigned, pledged or hypothecated for any purpose whatsoever and are not subject, in whole or in part, to execution, attachment, or similar process. Any attempted assignment, transfer, pledge or hypothecation or other disposition of the Restricted Units, other than in accordance with the terms set forth herein, shall be void and of no effect.

     (b)  Delivery of Certificates. Upon the vesting of any part of the Award by
          ------------------------
          virtue of the lapse of the restriction period pursuant to Section 2 or 3 above, the Company shall deliver or cause to be delivered to the Participant a stock certificate covering the requisite number of shares of Class A Common Stock (or following a Transaction, certificates covering the requisite amount of stock or other securities into which the Class A Common Stock shall have been changed or exchanged) so vested, registered in the name of the Participant on the books of the Company (or after a Transaction, on the books of the issuer of such stock or other securities). Upon receipt of such certificate(s), Participant is free to hold or dispose of such certificate(s) at will, subject to any applicable securities laws.

     (c)  Award Confers No Rights as Stockholder.  The Participant shall not be
          --------------------------------------
          entitled to any privileges of ownership with respect to shares of Class A Common Stock (or stock or other securities into which the Class A Common Stock shall have been changed or exchanged in a Transaction) subject to the Award unless and until certificates for such shares (or such stock or other securities) are delivered to the Participant upon the vesting of the Award and the Participant becomes a holder of record with respect to such delivered shares (or such stock or other securities); and the Participant shall not be considered a stockholder of the Company (or of the issuer of such stock or other securities) with respect to any such shares (or such stock or other securities) not so delivered. Any rights the Participant may at any time have against the Company (or such issuer of such other stock or securities) with respect to the Award shall be solely those of an unsecured creditor of the Company (or such issuer).

     (d)  Decisions of Committee. The Committee shall have the right to resolve
          ----------------------
          all questions which may arise in connection with the Award, the lapse of the restrictions, the Plan or this Agreement. Any interpretation,

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          determination or other action made or taken by the Committee regarding this Agreement shall be final, binding and conclusive.

     (e)  Reservation of Shares.  The Company (and following a Transaction, any
          ---------------------
          issuer of stock or other securities into which the Class A Common Stock shall have been changed or exchanged) shall at all times prior to the expiration or termination of the Award (excluding periods during which the Escrow is in effect) reserve or cause to be reserved and keep or cause to be kept available, either in its treasury or out of its authorized but unissued shares of Class A Common Stock (or after a Transaction, such stock or other securities), the full number of shares of Class A Common Stock of the Company (or after a Transaction, such stock or other securities) subject to the Award from time to time.

     (f)  Change in Capital Structure. The terms of this Award shall be adjusted
          ---------------------------
          as the Committee determines is equitably required in the event the Company (or following a Transaction, any issuer of stock or other securities into which the Class A Common Stock shall have been changed or exchanged) effects one or more stock dividends, stock split-ups, subdivisions or consolidations of shares or other similar changes in capitalization.

     (g)  Fractional Shares. Fractional shares shall not be issuable hereunder,
          -----------------
          and when any provision hereof may entitle Participant to a fractional share such fraction shall be paid out in cash.

     (h)  Meaning.  Upon consummation of a Transaction, references herein to the
          -------
          Company shall mean the Company or other corporation or entity surviving such transaction.

6.   Tax Withholding. The Participant shall, not later than the date as of which
     ---------------
     the vesting of this Award becomes a taxable event for Federal income tax purposes, pay to the Company or make arrangements satisfactory to the Committee for payment of any Federal, state, and local taxes required by law to be withheld on account of such taxable event. Subject to the approval of the Committee, the Participant may elect to have such required minimum tax withholding obligation satisfied, in whole or in part, by (i) authorizing the Company to withhold from the shares of Class A Common Stock to be issued, or (ii) transferring to the Company a number of previously owned whole shares of Class A Common Stock (which the Participant has held for at least six months prior to the delivery of such shares or which the Participant purchased on the open market and for which the Participant has good title, free and clear of all liens and encumbrances) having an aggregate Fair Market Value, determined as of the date of vesting, that would satisfy the withholding amount due.

7.   Miscellaneous Provisions.
     ------------------------

          (a)  Successors. This Agreement shall be binding upon and inure to the
               ----------
               benefit of any successor or successors of the Company and any person or persons who shall, upon the death of the Participant, acquire any rights hereunder in accordance with this Agreement or the Plan.

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          (b)  Notices. All notices, requests or other communications provided
               -------
               for in this Agreement shall be made, if to the Company, to the Secretary of the Company at the Company's principal executive office, and if to the Participant, to his or her address on the books of the Company (or to such other address as the Company or the Participant may give to the other for purposes of notice hereunder).

               All notices, requests or other communications provided for in this Agreement shall be made in writing either (a) by personal delivery to the party entitled thereto, (b) by facsimile with confirmation of receipt, (c) by mailing in the United States mail to the last known address of the party entitled thereto or (d) by express courier service. The notice, request or other communication shall be deemed to be received upon personal delivery, upon confirmation of receipt of facsimile transmission or upon receipt by the party entitled thereto if by United States mail or express courier service; provided, however, that if a notice, request or other communication in not received during regular business hours, it shall be deemed to be received on the next succeeding business day of the Company.

          (c)  Governing Law. This Agreement and all determinations made and
               -------------
               actions taken pursuant hereto and thereto, to the extent not governed by the laws of the United States, shall be governed by the laws of the State of Delaware and construed in accordance therewith without giving effect to principles of conflicts of laws.

          (d)  Counterparts. This Agreement may be executed in two counterparts,
               ------------
               each of which shall be deemed an original and both of which together shall constitute one and the same instrument.

          (e)  Force and Effect. The various provisions of this Agreement are
               ----------------
               severable in their entirety. Any determination of invalidity or unenforceability of any one provision shall have no effect on the continuing force and effect of the remaining provisions.

          (f)  Further Assurances. The Company and the Participant shall execute
               ------------------
               and deliver such further instruments and take such additional action as each party may reasonably request to effect, consummate, confirm or evidence the grant of the Award to the Participant, and they shall each execute such documents as may be reasonably necessary to assist each other in preserving or perfecting their respective rights in the Award.

          (g)  Conflict with Employment Agreement. If there shall be any
               ----------------------------------
               conflict between provisions in this Agreement and the provisions in the Employment Agreement, the provisions of this Agreement shall govern. It is expressly understood and agreed that the provisions of Subparagraph 8(a)(iii) of the Employment Agreement concerning the vesting of stock-based awards following a Change in Control shall not apply to this Award

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          and that the vesting of this Award shall be governed by the terms of this Agreement.

     (h)  No Right to Continued Employment.  This Award does not confer upon
          --------------------------------
          Participant any right to continue in the employ of the Company or an Affiliate, nor shall it interfere in any way with the right of the Company or an Affiliate to terminate such employment at any time.

                                           WYNDHAM INTERNATIONAL, INC.


                                           By:    _____________________________
                                           Title: _____________________________


Accepted as of the ____ day of ______________, 200_.


_____________________________________
"Participant"

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